Exhibit 16.1

Li & Company, PC
Certified Public Accountants

178 Tamarack Circle
 Skillman, NJ 08558
 U.S.A.
 Tel 609-252-1878
 Fax 609-228-5677

September 3, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:           Genesis Group Holdings, Inc.

Ladies and Gentlemen:

We have read the statements of Genesis Group Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 24, 2010 and agree with such statements as they pertain to our firm.  We consent to the filing of a copy of this letter as an exhibit to such Current Report.

/s/ Li & Company, PC
Li & Company, PC